Exhibit 21.1
Subsidiaries of Carbonite, Inc.

Subsidiary	Jurisdiction
Carbonite Securities Corporation	United States (Massachusetts)
Carbonite China Holdings, LLC	United States (Delaware)
Carbonite India Holdings, LLC	United States (Delaware)
Carbonite (China) Co., Ltd.	China
Zmanda Technologies India Pvt. Ltd.	India
Carbonite Cloud Backup (Canada) Inc.	Canada
Carbonite GmbH	Switzerland
MailStore Software GmbH	Germany
Carbonite Holdings B.V.	Netherlands
Carbonite International Holdings, B.V.	Netherlands
Carbonite Operations B.V.	Netherlands
Carbonite (France) SAS	France
Carbonite (UK) Limited	United Kingdom
Mozy, Inc.	United States (Delaware)
Mozy Holdings Limited	Ireland
Mozy International Limited	Ireland

Carbonite Securities Corporation, Carbonite International Holdings B.V., Carbonite India Holdings, LLC, Carbonite Holdings B.V., Carbonite (France) SAS and Mozy, Inc. are wholly owned subsidiaries of Carbonite, Inc.

Zmanda Technologies India Pvt. Ltd. is a wholly owned subsidiary of Carbonite India Holdings, LLC.

Carbonite China Holdings, LLC and Carbonite Operations B.V. are wholly owned subsidiaries of Carbonite International Holdings B.V.

Carbonite (China) Co., Ltd. is a wholly owned subsidiary of Carbonite China Holdings, LLC.

Carbonite Cloud Backup (Canada) Inc., Carbonite GmbH and MailStore Software GmbH are wholly owned subsidiaries of Carbonite Operations B.V.

Carbonite (UK) Limited is a wholly owned subsidiary of Carbonite (France) SAS.

Mozy Holdings Limited is a wholly owned subsidiary of Mozy, Inc.

Mozy International Limited is a wholly owned subsidiary of Mozy Holdings Limited.